UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2018

FIVE STAR SENIOR LIVING INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to Five Star Senior Living Inc.

Item 1.01.  Entry into a Material Definitive Agreement.

On December 18, 2018, we amended the agreement governing our secured revolving credit facility, or our credit agreement, with Citibank, N.A., as administrative agent and lender, and a syndicate of other lenders.

As a result of the amendment to our credit agreement, the aggregate amount of the commitments under our credit facility was changed to $54.0 million from $100.0 million, and the stated maturity date of our credit facility was changed to June 28, 2019 from February 24, 2020. In addition, the amendment eliminated our options to extend the stated maturity date of our credit facility for two, one year periods, as well as to request an increase in the aggregate amount of the commitments under our credit facility. The amendment also removed certain financial covenants we were previously required to comply with, including the leverage and fixed charge coverage ratios and the tangible net worth covenant. Certain other covenants and related definitions, among other provisions, included in our credit agreement were also modified pursuant to the amendment.

On December 19, 2018, we borrowed $26.48 million under our credit facility. After this borrowing, we had $51.48 million in outstanding borrowings under our credit facility and six letters of credit totaling $2.52 million issued and outstanding under our credit facility, and we were fully drawn under our credit facility as of that date. Pursuant to the amendment, solely with respect to this borrowing, the condition requiring us to represent that, since December 31, 2015, there has been no material adverse change, as defined in our credit agreement, was waived.

Citibank, N.A. and the other lenders party to our credit agreement, as well as their affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.

The foregoing description of our credit agreement, as amended, is not complete and is subject to and qualified in its entirety by reference to the amendment to our credit agreement, a copy of which is attached hereto as Exhibit 10.1, and our credit agreement, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K dated February 24, 2017, each of which is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  AT DECEMBER 19, 2018, WE WERE FULLY DRAWN UNDER OUR CREDIT FACILITY. THE AMOUNT OF AVAILABLE BORROWINGS UNDER OUR CREDIT FACILITY IS SUBJECT TO OUR HAVING QUALIFIED COLLATERAL, WHICH IS PRIMARILY BASED ON THE VALUE OF THE ASSETS SECURING OUR OBLIGATIONS UNDER OUR CREDIT FACILITY. ACCORDINGLY, THE MAXIMUM AVAILABILITY OF BORROWINGS UNDER OUR CREDIT FACILITY AT ANY TIME MAY BE LESS THAN $54.0 MILLION, AND

•                  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

10.1

First Letter Amendment to Amended and Restated Credit Agreement, dated as of December 18, 2018, among the Company, the guarantors party thereto, Citibank, N.A., as administrative agent and lender, and each of the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR SENIOR LIVING INC.

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 21, 2018